Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-179966) pertaining to the Amended and Restated 2004 Stock Option and Incentive Plan of Brightcove Inc. and the Brightcove Inc. 2012 Stock Incentive Plan, and the Registration Statement (Form S-8 No. 333-183315) pertaining to the Brightcove Inc. 2012 RSU Inducement Plan of our report dated September 6, 2012, with respect to the financial statements of Zencoder Inc. included in this Current Report on Form 8K/A (Amendment No. 1) of Brightcove Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 16, 2012